I, Steve Simon, Secretary of State of Minnesota, do certify that: The following business entity has duly complied with the relevant provisions of Minnesota Statutes listed below, and is formed or authorized to do business in Minnesota on and after this date with all the powers, rights and privileges, and subject to the limitations, duties and restrictions, set forth in that chapter.
 The business entity is now legally registered under the laws of Minnesota.

 Name: Auor Capital Fund V LLC
 File Number: 1438530000021
 Minnesota Statutes, Chapter: 322C
 This certificate has been issued on: 12/20/2023

Steve Simon
Secretary of State State of Minnesota

Office of the Minnesota Secretary of State
Minnesota Limited Liability Company/Articles of Organization
Minnesota Statutes, Chapter 322C
The individual(s) listed below who is (are each) 18 years of age or older, hereby adopt(s) the following Articles of Organization:

ARTICLE 1 - LIMITED LIABILITY COMPANY NAME:
Auor Capital Fund V LLC

ARTICLE 2 - REGISTERED OFFICE AND AGENT(S), IF ANY AT THAT OFFICE:
Name Address:
STE 910 7900 INTERNATIONAL DR BLOOMINGTON MN 55425
2462 USA

ARTICLE 3 - DURATION: PERPETUAL

ARTICLE 4 - ORGANIZERS:
Name: Address:
Brody Nordland STE 910 7900 INTERNATIONAL DR
BLOOMINGTON MN 55425 2462 United States

If you submit an attachment, it will be incorporated into this document. If the attachment conflicts with the information specifically set forth in this document, this document supersedes the data referenced in the attachment.
By typing my name, I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.
SIGNED BY: Brody Nordland

MAILING ADDRESS: None Provided

EMAIL FOR OFFICIAL NOTICES: brody@kaeding-group.com

Work Item 1438530000021
Original File Number 1438530000021

STATE OF MINNESOTA OFFICE OF THE SECRETARY OF STATE
FILED
12/20/2023 11:59 PM

Steve Simon Secretary of State